MARSH
 An MMC Company      Marsh Canada Limited
                                       220, avenue McGill College, bureau, 300
                                       Montreal, (Quebec)
                                       H3A 3P8
                                       Telephone (514) 285-4700

THIS IS TO CERTIFY THAT IN ACCORDANCE WITH YOUR INSTRUCTIONS, THE FOLLOWING INSURANCE HAS BEEN EFFECTED ON YOUR BEHALF AGAINST WHICH A CERTIFICATE/S AND/OR POLICY/IES WILL BE ISSUED BY THE INSURER/S. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THIS COVER NOTE AND THE CERTIFICATES AND/OR POLICY/IES TO BE ISSUED, THE TERMS, CONDITIONS AND LIMITATIONS OF SUCH CERTIFICATE/S AND/OR POLICY/IES SHALL PREVAIL.

DATE:     September 15, 1999
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NAMED INSURED:     GlobalNetCare, Inc.
-------------------------

MAILING ADDRESS:     2000 McGill College, Suite 950
---------------------------
                                       Montreal, Qc H3A 3H3

PERIOD:                        From September 9, 1999 to September 9, 2000
-----------
                            Both days at 12:01 a.m./standard time at the
                             mailing address of the Name Insured.

PREMIUM:                      $40,000.     Deposit
-------------

PARTICULARS OF INSURANCE:

                MEDICAL PROFESSIONAL LIABILITY INSURANCE PROGRAM

AS FOLLOWS:  - POLICY WORDING: AS PER ATTACHED DOCUMENT SUBJECT TO THE
                        FOLLOWING  CHANGES BY ENDORSEMENT:
                        THE DEFINITION OF "INSURED" INCLUDES ON LINE PHYSICIANS SOLELY WORKING ON BEHALF OF GLOBALNETCARE

                  -    COVERAGE BSSIS:       CLAIMS MADE

                  -    LIMIT OF COVERAGE:    $ 5,000,000 PER OCCURRENCE
                                                    $10,000,000 PER AGGREGATE

                  -    DEDUCTIBLE:          $10,000 ALL LOSSES

                 -     ADJUSTMENT RATES: UP TO $1.2M RECEIPTS: $35
                                                      PER $1,000 RECEIPTS FROM
                                                      $1.2M UP TO $2.5M
RECEIPTS:
                                                     $17.50 PER $1,000 RECEIPTS
                                                      IN EXCESS OF $2.5M
RECEIPTS:
                                                      $8.75 PER $1,000 RECEIPTS

                -     Y2K EXCLUSION:     (AS PER MISINTERPRETATION OF DATE
                                                      EXCLUSION ENDORSEMENT
ATTACHED)

CANCELLATION:  INSURANCE UNDER THIS COVER NOTE WILL CEASE AT THE DUE DATE THAT
-----------------------
THE CERTIFICATE/S AND/OR POLICY/IES REPLACING THIS COVER NOTE ARE ISSUED. SUCH INSURANCE MAY BE CANCELLED BY THE INSURER/S MY MAILING AT LEAST N/A DAYS WRITTEN NOTICE TO THE NAMED INSURED AT THE ADDRESS STATED HEREIN.


INSURERS AND PARTICIPATION:
------------------------------------------------

ST PAUL FIRE & MARINE INSURANCE COMPANY  100%

                                Marsh Canada Limited

                                Per:
                                ---------------------------------

HEALTH CARE FACILITY MEDICAL PROFESSIONAL
LIABILITY PROTECTION - CLAIMS MADE

This insuring agreement provides medical professional injury liability protection for your health care business. There are, of course, limitation which apply to that protection. As a result, this agreement should be read carefully to determine the extent of the coverage provided to you and other protected persons. Important Note: This insuring agreement provides claims-made coverage. Claims or suits must be reported during the policy period or during an optional reporting endorsement period. Please read this Insuring agreement carefully, especially the What This Agreement Covers and When This Agreement Covers sections.

Table of Contents                                               Page
What this Agreement Covers                              1
  Medial professional injury liability                    1
  Right and duty to defend                                    2
  Additional payments                                           2
  Right to appeal                                                     2

when This Agreement Covers                              3

Optional Reporting Endorsement                        3

Where This Agreement Covers                             3

who Is Protected Under This Agreement             3
  Individual                                                               3
  Partnership or joint venture                                 3
  Corporation or other organization                       3
  Administrators                                                       3
  Persons performing committee or board
  services                                                                  4
  Employees, students and volunteer workers     4
  Separation of protected persons                         4

Limits Of Coverage                                                 4
  Each person limit                                                  4
  Total limit                                                               4
  How the limits of coverage apply if a total         4
  limit is left blank
  Application of new limits                                     4

Deductibles                                                             4
  Each person deductible                                       4
  Total deductible                                                    5

Other Insurance                                                      5

What This Agreement Covers
------------------------------------------

Medical professional injury liability. We'll pay amounts any protected person is legally required to pay as damages, including damages assumed under contract. The damages must be for medical professional injury that results from health care professional services provided, or which should have been provided:
-     by or for a protected person;
-     on or after the retroactive date; and
-     before this agreement ends
The medical professional injury must also be reported to us while this agreement or an optional reporting endorsement to this agreement is in effect.

Protected person means any person or organization who qualifies as a protected person under the Who Is Protected Under This Agreement section of this agreement.

Contract means any contract or agreement that is in effect at this time of the medical professional injury.

Medical professional injury means injury, including death, to others that results from health care professional services provided, or which should have been provided, by or for a protected person.

Health care professional services means only the following:
- Medical, surgical, dental, x-ray, nursing, mental or other similar health care professional services or treatments, and food or beverages given with those services or treatments.
-     Dispensing of drugs or medical or dental supplies and appliances.
- Performing postmortem procedures, including autopsies or harvesting of organs.
- Evaluating, or responding to an evaluation of the professional qualifications or clinical performance of any provider of health care professional services, when done by or for any of your formal review boards or committees.
- Communicating, or failing to communicate, to any of your formal review board or committees, information that relates to their covered activities.
- Carrying out, or failing to carry out, a decision or directive of any of your formal review boards or committees that relates to their covered activities.

- Your formal review boards or committees means any formal review board or committee of yours while performing the following functions:
- evaluating the professional qualifications or clinical performance of any provider of health care professional services; or
- promoting and maintaining the quality of health care professional services being provided.

Retroactive date means the retroactive date shown in the Coverage Summary. If no retroactive date is shown in the Coverage Summary, we'll consider the retroactive date to be the same as the beginning date of this agreement.

Right and duty to defend. We'll have the right and duty to defend any claim or suit for covered medical professional injury made or brought against any protected person. We'll do so even if any of the allegations of any such claim or suit are groundless, false or fraudulent. But we have no duty to perform other acts or services. And our duty to defend claims or suits ends when we have used up the limits of coverage that apply with the payment of judgments or settlements.

We'll have the right to investigate any claim or suit for covered medical professional injury to the extent that we believe it is proper to do so. We'll also have the right to settle any claim or suit for covered medical professional injury within the available limits of coverage.

claim means:
-     a demand which seeks damages for medical professional injury; or
- your notice advising of circumstances which are likely to result in a demand for damages for medical professional injury.

Your notice means a notice from you to us or one of our agents that includes all of the following:
-     The date, time and place of the medical professional injury.
- A detailed description of what happened, including what health care professional service was being provided or should have been provided.
-     The type of demand for damages that you anticipate.
-     The name and address of the injured party.
-     The names and addresses of any witnesses.
But we won't consider any "Patient Incident Report", "Variance Report" or any other report, made for loss prevention purposes, to be a notice, even if you send it to us or one of our agents.

Suit means a civil proceeding which seeks damages for medical professional injury. It includes:
- an arbitration proceeding for such damages to which the protected person must submit or submits with our sent; and
- any other alternative dispute resolution proceeding for such damages to which the protected person submits with our consent.

Additional payments. We'll have the duty to make only the payments shown below in connection with any claim or suit for covered medical professional injury that we investigate or defend. These payments are in addition to the limits of coverage. But our duty to make such payments ends when we have used up the limits of coverage that apply with the payment of judgments or settlements.

Our expenses.  We'll pay all expenses we incur.

Expenses incurred by protected persons. We'll pay all reasonable expenses that any protected person incurs at our request while helping us investigate or defend a claim or suit for covered medical professional injury. But we won't pay more than $250 per day for earnings actually lost by the protected person because of time taken off from work.

Taxed costs.  We'll pay all costs taxed against any protected person in a suit.

Prejudgment interest. We'll pay the prejudgment interest that's awarded against the protected person on that part of a judgment paid by us. But if we make a settlement offer to pay the available limit of coverage, we won'' pay the prejudgment interest that accumulates after the date of our offer.

Pastjudgment Interest. We'll pay all interest that accumulates on that part of a judgment for which we make a payment. But only from the date of the judgment to the date we:
-     pay,
-     offer to pay; or
-     deposit in court:
-     the limit of coverage that applies to the judgment.

Right to appeal. We'll have the right to appeal a judgment for medical professional injury in any suit we defend.

If we appeal such a judgment, we'll pay all expenses which result directly from that appeal. This includes any taxed costs and postjudgment interest. Such appeal expenses are in addition to the limits of coverage. However, the results of an appeal won't change the limits of coverage that apply under this agreement.

When This Agreement Covers
--------------------------

We'll apply this agreement to claims or suits for covered medical professional injury only when they're first reported:
-     while this agreement is in effect; or
-     while an optional reporting endorsement to this agreement is in effect.

protected person knew about before the beginning date of this agreement.

We'll consider a claim or suit for covered medical professional injury to be first reported on the date that you inform us or one of our agents of a claim or suit.

If a claim or suit for covered medical professional injury is first reported while this agreement or an optional reporting endorsement to this agreement is in effect, we'll consider any later claims or suits for the same medical professional injury to have been reported at the time the first claim or suit was

Optional Reporting Endorsement
------------------------------

If this agreement is cancelled or not renewed for any reason, you have the right to buy an optional reporting endorsement.

An optional reporting endorsement will not change the ending date of this agreement. But it will extend the time during which you may first report claims or suits for medical professional injury that would have been covered by this agreement had the claim or suit first been reported before this agreement was cancelled or not renewed.

We won't issue an optional reporting endorsement unless we receive your written request for it within 30 days after this agreement, or a previous optional reporting endorsement to this agreement, ends. Not will it take effect unless the additional premium for it is paid when due. If we don't receive your written request within the 30 days or you don't pay the additional premium when it's due, you may not exercise this right later.

If an optional reporting endorsement, issued when this agreement ends, extends indefinitely the time to first report claims or suits, its premium will be figured using rates and rules in effect at the time your most current policy period began.

Once you have paid the additional premium, an optional reporting endorsement may not be cancelled and the entire premium is non-refundable.

Where This Agreement Covers
---------------------------

We'll:
-     investigate and defend claims or suits; and
-     pay judgements or settlements;

professional services provided, or which should have been provided:
-     in the coverage territory; or
- in the rest of the world by a person whose home is in the coverage territory, but is away for a short time on your business.

Coverage territory means Canada, the United States of America, its territories and possessions, and Puerto Rico It includes international waters or airspace only during travel or transportation between any of the above places.

The following are protected persons, but no intern, extern, resident, or dental, osteopathic or medical doctor is a protected person for any direct patient care that they provided or should have provided.

Individual. If you are named in the Coverage Summary and are an individual, you and your spouse are protected persons only for the conduct of a business of which you are the sole owner.

Partnership or joint venture. If you are named in the Coverage Summary and are a partnership or joint venture, you are a protected person. Your partners or co-venturers and their spouses are protected persons only for the conduct of your business.

However, no person or organization is a protected person for the conduct of any current or past partnership or joint venture that's not named in the Coverage Summary.

Corporation or other organization. I f you are named in the Coverage Summary and are a corporation or other organization, you are a protected person. Your executive officers, directors or trustees are protected persons only for their duties as your officers, directors or trustees. Your stockholders are protected persons only for their liability as your stockholders.

Administrators. Your administrators are protected persons only for their duties as your administrators.

Your administrators means any administrator, superintendent or chief executive officer, medical director, department head (including the head of the medical staff) or staff member that performs administrative duties for you.

Persons performing committee or board services. Persons performing services on or for your formal review boards or committees are protected persons, but only while performing covered services required or requested by such boards or committees.

Employees, students and volunteer workers. Your employees, students and volunteer workers are protected persons only for work done within the scope of their duties for you.

But we won't cover medical professional injury to fellow employees if that injury is received on the job.

Separation of protected persons.  We'll apply this agreement:
- to each protected person named in the Coverage Summary as if that protected person was the only one name there; and
-     separately to each other protected person.

However, the limits of coverage are shared by all protected persons. We explain how in the Limits Of Coverage section. Also, any right or duty specifically assigned to the first Named Insured remains unchanged. We explain those rights and duties in the General Rules, which is a part of your policy.

Limits of Coverage
------------------

The limits shown in the Coverage Summary and the information contained in this section fix the most we'll pay regardless of the number of:
-     protected persons;
-     claims or suits reported; or
-     persons or organizations making claims or bringing suits.

Each person limit. This is the most we'll pay for all covered medical professional injury that results from a health care professional service, or a series of related health care professional services, to any one person.

Total limit. This is the most we'll pay for all claims or suits for covered medical professional injury that are first reported in a policy year.

We explain what we mean by first reported in the When This Agreement Covers section.

Policy year means the policy period shown in the introduction when the policy period is one year or less. But when the policy period is longer than one year, it means each consecutive annual period and the remaining period if any, that the policy is in effect, starting with the date the policy begins.

If the original policy period shown in the introduction is extended for less than 12 months, each extended period will be considered to be part of the last policy year. For example:

Your policy period is for one year. During the policy year you request a three month extension. We agree. As a result, your policy year becomes 15 months. It will be subject to the same limits of coverage that applied when the policy year was 12 months.

How the limits of coverage apply if a total limit is left blank. If the amount of the total limit is left blank in the Coverage Summary, that total limit will be considered to be three times the each person limit.

Application of new limits. If you change the limits of your coverage under this agreement, or if you have changed them in the past while insured by us, the new limits don't apply to any claim or suit that:
-     was made or brought against any protected person; or
-     any protected person knew about;
before the effective date of the limits change.

Deductibles
-----------

The deductibles shown in the Coverage Summary and the information contained in this section fix the amount of damages over which the limits of coverage will apply, regardless of the number of:
-     protected persons;
-     claims or suits reported; or
-     persons or organizations making claims or bringing suits,

The deductible does not apply to any additional payments. we can pay all or part of your deductible to settle a claim or suit. If we do, you agree to repay us within 30 days after we inform you of the loss payment.

Each person deductible. You'll be responsible for the amount of damages within this deductible for all covered medical professional injury that results from a health care professional service, or a series of related health care professional services, to any one person.

Total deductible. You'll be responsible for the amount of damages within this deductible for all claims or suits for covered medical professional injury that are first reported in a policy year.

we explain what we man by first reported in the When This Agreement Covers section.

If no Total deductible amount is shown in the Coverage Summary, this Total deductible section doesn't apply. You'll be responsible for all Each person deductibles without further limitation.

Other Insurance
-----------------------

This agreement is primary insurance. If the protected person has any other valid and collectible insurance for claims or suits covered by this agreement. We'll pay the portion of the damages which:

-     exceeds the deductible, if one applies and
-     equals our percentage of the total of all limits that  apply.

But we won't pay more than the limits of coverage that apply under this agreement. For example:

The limit of coverage under this agreement is $1,000,000. Another policy with a limit of $250,000 also covers a claim covered by this agreement. We won't pay more than 80% ($1,000,000/$1,250,000) of any loss

EMPLOYEES AS ADDITIONAL PROTECTED PERSONS ENDORSEMENTS

This endorsement changes your Professional Liability Protection - Claims-Made.

How Your Coverage Is Changed

The following is added to the Who Is Protected Under This Agreement section. This change adds certain protected persons and limits their protection.

Employees. Your employees and authorized volunteer workers are protected persons when they're working within the scope of their assigned duties. This endorsement does not, however, cover interns, externs, residents or dental, osteopathic or medical doctors, nurse midwives, anesthetists, nurse practitioners or physicians assistants even if they're employees. Nor will we cover injuries to fellow employees received on the job or damage to property you or your employees own, rent, occupy or control
Limits Of Coverage

The following is added to the Limits Of Coverage section.

Your limits of coverage will not apply separately to employees. Your employees will share in the organization's limit. The organization is shown under the Who's Protected section in the Coverage Summary.

Other Terms

All other terms of your policy remain the same.

MISINTERPRETATION OF DATE EXCLUSION ENDORSEMENT

This Endorsement changes your

HOW COVERAGE IS CHANGED

The following is added to the Exclusion(s) - Losses Not Covered section. This change excludes coverage.

Misinterpretation of data.  We won't cover any claims that result from:
- the actual, alleged, or potential failure, malfunction or inadequacy of any computer component, equipment, program or system, whether belonging to any protected person or any other person or organization to correctly read, recognize, interpret, distinguish, process or accept any encoded, abbreviated or encrypted date, time or combined date/time data or data field;
- the actual, alleged, or potential failure, malfunction or inadequacy of any other products, or any services, data or functions that directly or indirectly use or rely on such computer component, equipment, program or system; or
- any advice. consultation, design, evaluation, inspection, installation, maintenance, repair, or supervision done or provided by or for you to determine, rectify, or test for failure, malfunction or inadequacy of such computer component, equipment, program or system.
Failure, malfunction or inadequacy shall include any error in original or modified design, data entry or programming.

Computer component, equipment, program or system means any:
-     computer application software;
- computer hardware, including any micro-processor or computer chip that is part of a computer system;
-     computer network;
-     computer operating system and related software;
- microprocessor or computer chip that is not part of a computer system, including any embedded chip; or
-     other computerized or electronic component or equipment.

Other Terms

All other terms of your policy remain the same.